CONSENT OF INDEPENDENT AUDITORS

We have issued our report dated December 12, 1997 accompanying the financial statements of Pen Interconnect, Inc. appearing in the 1997 Annual Report on Form 10-KSB as of September 30, 1997 and for each of the two years then ended which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption "Experts."



                                                       \s\ Grant  Thornton  LLP



Salt Lake City, Utah
September 30, 1998